CONSENT OF COUNSEL


     Whiteman Osterman & Hanna does hereby consent to the use of our opinion dated November 22, 2000 to Darby Acquisition Corporation to be used and filed in connection with the SB-2 Registration Statement and Prospectus, as filed with the Securities and Exchange Commission.

                                                Whiteman Osterman & Hanna


                                                By:____________________________
                                                Name:
                                                Title:


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